The Nostalgia Network, Inc.
                    650 Massachusetts Avenue
                         Washington, DC


Mr. John G. Heim
101 Prospect Street
Sumit, New Jersey 07901

Dear Mr. Heim:

     Reference is made to the Employment Agreement (the

"Employment Agreement") dated as of August 2, 1994, by and

between the Nostalgia Network, Inc. ("Employer") and John G. Heim

("Employee"), as amended by the two letters dated August 2, 1994,

by and between Employer and Employee, and by the three letters dated August 2, 1994, by and between Employee and Concept

Communications, Inc. ("Concept").  Capitalized terms not defined herein shall have the meaning given to them in the Employment

Agreement.

     1.   Notwithstanding anything in the Employment Agreement to

the contrary, by mutual agreement, the Employment Agreement shall expire effective as of June 30, 1996, and Employee shall no

longer be an officer and director of the Employer effective as of that date, but the Employer's obligations under the first two sentences of Section 6 of the Employment Agreement shall continue thereafter.  Employee shall continue to serve as a member of

Employer's Board of Directors until June 5, 1996.

Notwithstanding the expiration of the Employment Agreement on that date, Employee shall continue to receive all the benefits to which he is entitled under the Employment Agreement, including but not limited to, the Base Salary provided for in Section 3 of the Employment Agreement and the additional benefits provided for in Section 4 of the Employment Agreement, through and in respect of the period ending June 30, 1996.  Employer and Employee retain the right to enter into discussions concerning a possible future consulting arrangement to be entered into after June 30, 1996.

Employee agrees, if Employer so requests not later than April 1,

1996, not to take any vacation for the remainder of his

employment term.  If Employer has timely requested Employee not to take any vacation for the remainder of his employment term,

then on June 30, 1996, Employer
will compensate Employee for any accrued vacation days at a rate equal to 1/250 of his base salary in effect on June 30, 1996 for each day or part thereof of accrued but untaken vacation.

Employee agrees to cooperate fully with Employer during the

remainder of his employment term, until June 30, 1996.

     2.   On June 30, 1996, Employer shall pay to Employee as

severance an amount equal to three month's compensation as

provided for in Section 3 of the Employment Agreement (the

"Severance Payments").

     3.   Employer shall continue to provide to Employee until

January 1, 1997, health insurance, life insurance and disability insurance as provided for in Sections 4C, 4J and 4K,

respectively, of the Employment Agreement.

     4.   Section 7A of the Employment Agreement is hereby

amended to read as follows:

     From July 1, 1996 until June 30, 1997, Employee shall not,

unless he receives the prior written consent of the Board,

compete with Employer directly or indirectly, as owner,

consultant, employee, partner, venturer, agent, through stock ownership, investment of capital, lending of money or property,

rendering of services, or otherwise by engaging in any Competing

Business, as hereinafter defined.  A "Competing Business" shall be any of the businesses which operate the following television channels: Primelife, Our Time, Act Three, Turner Class Movies,

American Movie Classics, TV Land or any future, as yet unlaunched television channel whose principal or primary target demographic audience is understood by the television industry to be viewers over the age of 45.  The restrictions imposed by this Section 7A shall not apply to any geographic area in which Employer is not engaged in the Business as of June 30, 1996.

     5.   Employee's right under the Employment Agreement that,

in the event that at any time while Employee is the holder of at least 200,000 shares of Employer's common stock (the "Common

Stock"), Concept desires to sell at least a majority of the

shares of Common Stock then held by Concept to a third party unaffiliated with Concept, as a condition to Concept's ability to participate in such sale, either (a) Concept shall require such third party to purchase at the same price and upon the same terms being offered to Concept all shares of Common Stock then owned by Employee which he wishes to sell, or (b) Concept shall purchase at the same price and upon the same terms being offered to Concept by the third party, all shares of Common Stock then owned by Employee which he wishes to sell, shall terminate effective as of June 30, 1996.

     6.   The parties agree that the termination of the

Employment Agreement effective as of June 30, 1996 is by mutual agreement and shall not constitute (i) termination without Cause by Employer, (ii) resignation for Good Cause by Employee, or

(iii) termination for Cause, pursuant to Sections 5C, 5D and 5A of the Employment Agreement, respectively.

     7.   Employer hereby releases Employee, and Employee hereby

releases Employer and all of Employer's affiliates, directors and officers, from any and all claims, liabilities, actions, demands,

suits or causes of action whatsoever (including without

limitation, claims for reasonable legal fees and disbursements),

whether at law or in equity, which said persons or entities or their predecessors or successors in interest now have relating or pertaining to Employee's employment, the Employment Agreement and to their respective performance thereunder, except for their respective obligations hereunder.

     8.   Employer agrees to indemnify Employee in connection

with his service to the Company until June 30, 1996, in a manner consistent with Employer's Certificate of Incorporation and

Bylaws as in effect on the date written below.

     9.   Payments to Employee of all compensation contemplated

under this Letter Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes.

     10.  In view of the fact that Employer's principal office is located in the District of Columbia, it is understood and agreed that the construction and interpretation of this Letter Agreement shall at all times and in all respects be governed by the laws of the District of Columbia.

     11.  The provisions of this Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

     12.  Any controversy or claim arising out of or relating to this Letter Agreement or the breach of this Letter Agreement which cannot be resolved by Employee and Employer within thirty days after one party delivers to the other party written notice of such controversy or claim shall be submitted to arbitration in accordance with District of Columbia law and the rules and

procedures of the American Arbitration Association.  Such

arbitration shall be conducted by a panel of three arbitrators.

The determination of the arbitrators shall be conclusive and binding on Employer and Employee.  Judgment may be entered on the arbitrators' award in any court having jurisdiction.

     13.  Any notice required to be given hereunder shall be

sufficient if in writing, and sent by courier service (with proof of service), facsimile transmission, hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), to his residence in the case of Employee, and to its principal office in the case of Employer.

     14.  This Letter Agreement shall be deemed to be a written modification of the Employment Agreement within the meaning of

Section 9 of the Employment Agreement and shall not be precluded by the terms of Section 14 of the Employment Agreement.  Except as modified by this Letter Agreement, the Employment Agreement shall remain in full force and effect until June 30, 1996.

Thereafter, (a) Employer shall continue to be bound by any

obligations provided for in this Letter Agreement (whether or not specifically set forth herein)  and (b) the Employee shall

continue to be bound by any obligations provided for in this

Letter Agreement (whether or not specifically set forth herein)

and subsections 7C, D and E of the Employment Agreement and in the letter dated August 2, 1994, by and between Employee and

Concept concerning statements made by the Employee regarding

Concept and other individuals and entities, but only for the time periods provided for in such subsections and letter.

     15.  By executing this document on behalf of Employer, the person so executing it, and the Employer, represent and warrant that such person has been duly authorized to execute this

agreement as a binding agreement.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Letter Agreement as of March 1, 1996.


                                   EMPLOYER:

                                   THE NOSTALGIA NETWORK, INC.,
                                        a Delaware corporation


                                       By: /s/Dung Moon Too
                                          __________________
                                      Name:  Dung Moon Too
                                     Title:  Member, Executive Committee



                                   EMPLOYEE:



                                          /s/John G. Heim
                                          _______________
                                          John G. Heim